UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2007

Commission File Number: 333-141271

K-CARE NUTRITIONAL PRODUCTS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

Unit D – 1275 East 27th Street
North Vancouver, British Columbia V7J 1S5
(Address of principal executive offices)

604-986-0016
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

  ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d -2(b))

  ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 20, 2007, K-Care Nutritional Products, Inc. a Nevada corporation (the “Registrant”), Jian Ren, a resident and citizen of the Hong Kong SAR of the People’s Republic of China (the “Purchaser”), and Eva Dudas, a resident and citizen of Vancouver, British Columbia, Canada (the “Seller”), entered into a Stock Purchase Agreement, dated for reference at November 15, 2007 (the “Stock Purchase Agreement”), pursuant to which the Purchaser agreed to purchase 5,950,000 shares of the Registrant’s common stock, $.0001 par value, from the Seller for $50,000. These shares represent 81% of the issued and outstanding common stock of the Registrant, and the Seller is the CEO, President and a Director of the Registrant.

Also, on November 20, 2007, the Registrant entered into a Share Capital Transfer Agreement by and among the Registrant, the Purchaser, who is the owner of all of the share capital of China Wind Energy Limited, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“China Wind”), and China Wind, pursuant to which the Purchaser agreed to transfer all of his share capital in China Wind to the Registrant. The consummation of the Share Capital Transfer Agreement is conditioned on the completion of the transactions contemplated by the Stock Purchase Agreement. Upon completion of the transactions contemplated by the Share Capital Transfer Agreement, China Wind will become a wholly owned subsidiary of the Registrant.

The foregoing description of the Stock Purchase Agreement and Share Capital Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement and Share Capital Transfer Agreement, which are filed as Exhibits 2.1 and 2.2 hereto, both of which are incorporated herein by reference.

Both agreements are scheduled to close on November 23, 2007.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

2.1	Stock Purchase Agreement

2.2	Share Capital Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2007	K-Care Nutritional Products Inc.
(Registrant)
By: /s/ Eva Dudas
Eva Dudas, President